UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2008, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with W.Health L.P. (the “Investor”), relating to the sale (the “Debt Financing”) of a $3.0 million secured promissory note (the “Note”). The Note has an interest rate of 15% per annum and is scheduled to mature six months following the closing of the Debt Financing, which is subject to customary closing conditions.

Upon the closing of the Debt Financing, the Company will enter into a Security Agreement with the Investor (the “Security Agreement”) to secure the Company’s obligation to repay the Note and the notes previously issued to the Investor with a lien on all of the Company’s personal property and assets.

The descriptions of the Note Purchase Agreement, the Note and the Security Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Note Purchase Agreement
10.2	Form of Security Agreement
10.3	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: November 21, 2008	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

EXHIBIT INDEX

10.1	Note Purchase Agreement
10.2	Form of Security Agreement
10.3	Form of Note